Exhibit 99.1

Joe Diaz	Beth Kaplan
Investor Relations, Lytham Partners	Public Relations Director, Accuray
+1 (602) 889-9700	+1 (408) 789-4426
diaz@lythampartners.com	bkaplan@accuray.com

Accuray Reports Fiscal 2020 Second Quarter Financial Results

SUNNYVALE, Calif., January 28, 2020 — Accuray Incorporated (NASDAQ: ARAY) today reported its financial results for the second quarter of fiscal 2020 ended December 31, 2019.

Recent Company Highlights

•	Gross orders of $98.6 million, including 11 orders from China
•	Net orders of $89.9 million, an increase of 30% year over year
•	Total backlog increased 12 percent year over year to $539.4 million
•	Net revenue of $98.8 million, net income of $10.7 million, Adjusted EBITDA of $7.1 million

“Financial and operational results for our second fiscal quarter and for the first half of fiscal year 2020 were solid,” commented Joshua H. Levine, president and chief executive officer of Accuray. “Gross orders for the second quarter exceeded our internal expectations heading into the quarter, including a solid order contribution from China.  We expect revenue growth to improve in the second half of fiscal 2020 as we believe revenue recognition of China Type A systems will start in our fourth fiscal quarter. In addition, we have confirmed that the tariff exemption for medical linear accelerators is applicable to all of our systems.  We believe that this exemption will support our commercial momentum and expand access to our innovative radiation therapy solutions for hospitals and patients in China.  In light of recent events with the coronavirus outbreak in China, we do not believe that the outbreak affects the longer-term demand outlook for radiotherapy equipment in China. China remains the world’s fastest growing market for radiation oncology systems where we have a highly differentiated strategy to drive significant revenue growth in the coming years.”

Fiscal Second Quarter Results

Gross orders totaled $98.6 million compared to $100.2 million for the prior year period. Backlog as of December 31, 2019 was $539.4 million, an increase of 12 percent compared to $482.2 million for the prior year period.

Total net revenue was $98.8 million compared to $102.3 million for the prior year period. Product revenue totaled $43.8 million compared to $48.1 million in the same prior fiscal year period, while service revenue totaled $55.1 million compared to $54.3 million in the same prior fiscal year period.

Total gross profit for the fiscal 2020 second quarter was $37.9 million, or 38.4 percent of net revenue, comprised of product gross margin of 44.0 percent of product revenue and service gross margin of 33.9 percent of service revenue. This compares to total gross profit of $38.4 million, or 37.5 percent of net revenue, comprised of product gross margin of 39.5 percent of product revenue and service gross margin of 35.7 percent of service revenue for the prior fiscal year second quarter.

Operating expenses were $34.3 million, a decrease of 13 percent compared to $39.2 million in the prior fiscal year second quarter.

Net income was $10.7 million, or $0.12 per share, compared to a net loss of $4.6 million, or ($0.05) per share, for the prior fiscal year period. Net income included a non-cash, special gain of $13.0 million related to the value of the Company’s capital contribution to the China joint venture in exchange for the Company’s 49% equity interest in the joint venture. This gain was recorded as non-operating, other income in the second quarter.

Adjusted EBITDA, which excludes the non-cash, special gain related to the Company’s capital contribution to the China joint venture, for the second quarter of fiscal 2020 was $7.1 million, compared to $4.1 million in the prior fiscal period.

Cash, cash equivalents and short-term restricted cash were $99.1 million as of December 31, 2019 compared with $86.7 million as of September 30, 2019.

Fiscal Six Months Results

For the six months ended December 31, 2019, gross product orders totaled $177.0 million compared to $161.6 million for the same prior fiscal year period. Ending product backlog was $539.4 million, approximately 12 percent higher than backlog at the end of the prior fiscal year second quarter.

Total net revenue for the six months ended December 31, 2019 was $188.4 million compared to $198.1 million in the same prior fiscal year period. Product revenue for the six months ended December 31, 2019 totaled $81.4 million compared to $89.6 million, while service revenue totaled $107.0 million compared to $108.6 million in the same prior fiscal year period.

Total gross profit for the six months ended December 31, 2019 was $70.8 million, or 37.6 percent of net revenue, comprised of product gross margin of 43.4 percent of product revenue and service gross margin of 33.2 percent of service revenue.  This compares to total gross profit of $76.3 million, or 38.5 percent of net revenue, comprised of product gross margin of 40.2 percent of product revenue and service gross margin of 37.1 percent of service revenue for the same prior fiscal year period.

Operating expenses for the six months ended December 31, 2019 were $71.5 million, a decrease of 13 percent compared with $81.8 million in the same prior fiscal year period.

Net income was $1.4 million, or $0.02 per share, for the six months ended December 31, 2019, compared to a net loss of $13.8 million, or ($0.16) per share, for the same prior fiscal year period. Net income included a non-cash, special gain of $13.0 million related to the value of the Company’s capital contribution to the China joint venture in exchange for the Company’s 49% equity interest in the joint venture. This gain was recorded as non-operating, other income in the second quarter.

Adjusted EBITDA for the six months ended December 31, 2019 was $6.1 million, compared to $8.1 million in the prior fiscal year period.

2020 Financial Guidance

The Company is reaffirming revenue guidance provided on August 15, 2019 and updating adjusted EBITDA guidance for fiscal year 2020. Total revenue for fiscal year 2020 is expected to range between $410.0 and $420.0 million. The Company expects to generate revenue growth during the second half of fiscal year 2020 compared to the second half of the prior fiscal year. Adjusted EBITDA for fiscal year 2020 is expected to range between $21.0 to $26.0 million, which includes approximately $1.0 million of the Company’s share of expected loss from the joint venture operations in China. This is adjusted from the previous range of $19.0 million to $24.0 million.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the second fiscal quarter as well as recent corporate developments. Conference call dial-in information is as follows:

•	U.S. callers: (855) 867-4103
•	International callers: (262) 912-4764
•	Conference ID Number (U.S. and international): 8598970

Individuals interested in listening to the live conference call via the Internet may do so by logging on to Accuray’s website, www.accuray.com. In addition, a taped replay of the conference call will be available beginning approximately two hours after the call’s conclusion and available for seven days. The replay telephone number is (855) 859-2056 (USA)

or (404) 537-3406 (International), Conference ID: 8598970. An archived webcast will also be available at Accuray’s website until Accuray announces its results for the third quarter of fiscal 2020.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”).  The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items, including the non-cash, special gain related to Accuray’s capital contribution to the China joint venture, a one-time accounts receivable impairment charge and costs associated with a one-time cost savings initiative. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company and facilitates a meaningful comparison of results for current periods with previous operating results.  A reconciliation of GAAP net loss (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedule below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures.  Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) develops, manufactures and sells radiotherapy systems that are intended to make cancer treatments shorter, safer, personalized and more effective, ultimately enabling patients to live longer, better lives. Our radiation treatment delivery systems in combination with fully-integrated software solutions set the industry standard for precision and cover the full range of radiation therapy and radiosurgery procedures. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release relate, but are not limited, to the Company's future results of operations, including management's expectations regarding revenue and adjusted EBITDA; expectations regarding gross orders and improvement in revenue growth; expectations regarding recognition of revenue from China Type A systems; expectations related to the growth of China’s radiation oncology market; expectations related to the Company’s market opportunity in China and its ability to grow the business; expectations regarding the tariff exemption for medical linear accelerators; expectations regarding the effect of the 2019 Novel Coronavirus outbreak; and the Company's leadership position in radiation oncology innovation and technologies.  These forward-looking statements involve risks and uncertainties.  If any of these risk or uncertainties materialize, or if any of the Company's assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, the Company's ability to achieve widespread market acceptance of its products, including new product offerings; the Company’s ability to effectively integrate and execute the joint venture; the Company’s ability to realize the expected benefits of the joint venture; risks and uncertainties related to future Type A and B license announcements in China; risks inherent in international operations; risks and uncertainties related to the 2019 Novel Coronavirus and its effects on the Company’s operations in China and the operations of its customers; risks and uncertainties related to international tariffs and tariff exemptions; the Company's ability to effectively manage its growth; the Company's ability to meet the covenants under its credit facilities; the Company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on November 6, 2019 and as updated periodically with the Company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

 Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Gross Orders	$98,556	$100,169	$177,043	$161,583
Net Orders	89,904	69,202	128,885	94,113
Order Backlog	539,357	482,230	539,357	482,230
Net revenue:
Products	$43,760	$48,051	$81,365	$89,568
Services	55,066	54,267	107,038	108,579
Total net revenue	98,826	102,318	188,403	198,147
Cost of revenue:
Cost of products	24,518	29,062	46,088	53,586
Cost of services	36,408	34,876	71,472	68,302
Total cost of revenue	60,926	63,938	117,560	121,888
Gross profit	37,900	38,380	70,843	76,259
Operating expenses:
Research and development	13,064	13,640	26,405	27,529
Selling and marketing	11,327	15,139	24,593	28,175
General and administrative	9,886	10,469	20,502	26,111
Total operating expenses	34,277	39,248	71,500	81,815
Income (loss) from operations	3,623	(868)	(657)	(5,556)
Other income (expense), net	7,766	(3,321)	3,327	(7,304)
Income (loss) before provision for income taxes	11,389	(4,189)	2,670	(12,860)
Provision for income taxes	679	451	1,316	986
Net income (loss)	$10,710	$(4,640)	$1,354	$(13,846)
Net income (loss) per share - basic	$0.12	$(0.05)	$0.02	$(0.16)
Net income (loss) per share - diluted	$0.12	$(0.05)	$0.02	$(0.16)
Weighted average common shares used in computing income (loss) per share:
Basic	89,517	87,237	89,145	86,858
Diluted	90,279	87,237	90,095	86,858

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	June 30,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$96,420	$76,798
Restricted cash	2,648	10,218
Accounts receivable, net	87,734	111,885
Inventories	131,253	120,823
Prepaid expenses and other current assets	20,320	24,205
Deferred cost of revenue	140	146
Total current assets	338,515	344,075
Property and equipment, net	16,977	17,122
Goodwill	57,740	57,770
Intangible assets, net	607	679
Operating lease right-of-use assets	31,110	—
Other assets	34,524	18,535
Total assets	$479,473	$438,181
Liabilities and equity
Current liabilities:
Accounts payable	$22,062	$29,562
Accrued compensation	22,308	31,150
Operating lease liabilities, current	7,598	—
Other accrued liabilities	28,686	32,742
Customer advances	18,231	20,395
Deferred revenue	79,599	78,332
Total current liabilities	178,484	192,181
Long-term liabilities:
Long-term other liabilities	6,717	9,646
Deferred revenue	27,242	26,639
Operating lease liabilities, non-current	27,166	—
Long-term debt	183,864	159,844
Total liabilities	423,473	388,310
Equity:
Common stock	90	89
Additional paid-in capital	540,247	535,332
Accumulated other comprehensive loss	(151)	(10)
Accumulated deficit	(484,186)	(485,540)
Total equity	56,000	49,871
Total liabilities and equity	$479,473	$438,181

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
GAAP net income (loss)	$10,710	$(4,640)	$1,354	$(13,846)
Depreciation and amortization	1,846	2,045	3,697	4,174
Stock-based compensation	2,149	1,687	3,849	4,899
Interest expense, net	4,683	3,593	8,883	7,185
Gain on contribution to equity method investment in joint venture (a)	(12,965)	—	(12,965)	—
Impairment charge (b)	—	—	—	3,707
Cost savings initiative (c)	—	998	—	998
Provision for income taxes	679	451	1,316	986
Adjusted EBITDA	$7,102	$4,134	$6,134	$8,103

(a) consists of non-cash gain related to the value of the Company’s capital contribution to the China joint venture.

(b) consists of a one-time accounts receivable impairment charge related to one customer.

(c) consists of costs associated with a staff reduction recorded in the fiscal second quarter of 2019.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Income (Loss) to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2020
	From	To
GAAP net loss	$(4,000)	$1,000
Depreciation and amortization	8,300	8,300
Stock-based compensation	8,700	8,700
Interest expense, net	18,100	18,100
Gain on contribution to equity method investment in joint venture (a)	(13,000)	(13,000)
Provision for income taxes	2,900	2,900
Adjusted EBITDA	$21,000	$26,000

(a) consists of non-cash gain related to the value of the Company’s capital contribution to the China joint venture.